UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2020

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	HTIA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Determination of Estimated Per-Share Net Asset Value

Overview

The board of directors (the “Board”) of Healthcare Trust, Inc. (the “Company”) previously adopted valuation guidelines used in connection with determining the estimated per-share net asset value (“Estimated Per-Share NAV”) of the Company’s common stock. Under these guidelines, Estimated Per-Share NAV is published on at least an annual basis. Healthcare Trust Advisors, LLC (the “Advisor”) calculates the Estimated Per-Share NAV taking into consideration the appraisals of the Company’s real estate assets (each asset individually, a “Real Estate Asset” and collectively, the “Real Estate Assets”) which are performed by an independent valuation firm in accordance with the valuation guidelines established by the Board. The Advisor reviews valuations performed by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The independent directors of the Board oversee and review the Advisor’s Estimated Per-Share NAV calculation and make the final determination regarding the Estimated Per-Share NAV. The independent directors of the Board rely on the Advisor’s input, including its view of the estimate and the appraisals performed by the independent valuation firm, but may, in their discretion, consider other factors.

On March 31, 2020, the independent directors of the Board, who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, unanimously approved an Estimated Per-Share NAV as of December 31, 2019 (the “Valuation Date”) equal to $15.75 based on the estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities and the liquidation value of the Company's 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the "Series A Preferred Stock"), divided by 92,762,662 shares of common stock outstanding as of December 31, 2019. The Advisor believes that it is too early to tell the nature and scope of any impact the ongoing coronavirus pandemic may have on the Company or the Estimated Per-Share NAV as of December 31, 2019. See the Risk Factor titled “A pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global pandemic of the novel coronavirus, could adversely affect us” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed March 24, 2020. As a result, the Advisor believes that there have been no changes between December 31, 2019 and the date of this filing that would materially impact the overall Estimated Per-Share NAV as of December 31, 2019.

Sensitivity Analysis

The Advisor noted that applying the low end, midpoint and high end of the range of capitalization rates and discount rates used by Duff & Phelps resulted in an Estimated Per-Share NAV range equal to $14.33 - $16.33 per share. The midpoint in that range is $15.30.

The capitalization rates and discount rates used have a significant impact on the estimated value. The following chart presents the impact on the Company’s Estimated Per-Share NAV resulting from variations in the capitalization rates for those properties valued with the Direct Capitalization Method (as defined below) and variations in discount rates for those properties valued using the Discounted Cash Flow Method (as defined below), within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Share Price	$14.33	$15.30	$16.33
Weighted Average Capitalization Rate	6.72%	6.47%	6.22%
Weighted Average Discount Rate (1)	8.81%	8.30%	7.80%

(1)	This analysis shows the effect of varying the discount rate used in the Discounted Cash Flow Method. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate, which applies only to Real Estate Assets valued using the Discounted Cash Flow Method, is assumed to be 7.27%.

Process

Consistent with the Company’s valuation guidelines, the Company engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of the Real Estate Assets as of the Valuation Date and provide a valuation range for each Real Estate Asset. In addition, Duff & Phelps was engaged to review, and incorporate in its report, the Company’s market value estimate regarding other assets, liabilities, and the liquidation value of the outstanding shares of Series A Preferred Stock as of the Valuation Date. Duff & Phelps has extensive experience estimating the fair value of commercial real estate.

The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor and the Board by Duff & Phelps (the “Duff & Phelps Report”) complies with the Institute of Portfolio Alternatives (formerly known as the Investment Program Association) Practice Guideline 2013-01 titled “Valuations of Publicly Registered Non-Listed REITs,” issued April 29, 2013. Also, Duff & Phelps advised that the scope of work performed was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Other than its engagement as described herein and its engagements to provide certain purchase price allocation and other real estate valuation services, Duff & Phelps does not have any direct interests in any transaction with the Company.

Potential conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other hand, may arise as a result of (1) the impact of the findings of Duff & Phelps in relation to the Company’s Real Estate Assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor, or (2) Duff & Phelps performing valuation services for other programs sponsored by affiliates of the Advisor, as well as other services for the Company.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusion, Duff & Phelps, among other things:

•	performed its valuations on a desktop basis;
•	relied on information provided by the Company relating to each property’s physical, financial and economic characteristics;
•	performed a study of each market to measure current market conditions, supply and demand factors, growth patterns and their effect on each of the Real Estate Assets;
•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow and other leasing assumptions for applicable Real Estate Assets;
•	reviewed other assets and liabilities of the Company, including the Company’s mortgage debt, credit facilities and Series A Preferred Stock, and
•	performed such other analyses and studies, and considered factors, as Duff & Phelps considered appropriate.

Duff & Phelps performed a full valuation of the Real Estate Assets utilizing an income capitalization approach consisting of the Direct Capitalization Method or the Discounted Cash Flow Method and certain other approaches, all as described further below. These approaches are commonly used in the commercial real estate industry.

The Estimated Per-Share NAV is comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus (ii) the sum of (C) the estimated value of debt and other liabilities (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on the aggregate net asset value of the Company based on Estimated Per-Share NAV and payable in a hypothetical liquidation of the Company as of the Valuation Date (which was zero as of December 31, 2019), and (E) the liquidation value of the outstanding shares of Series A Preferred Stock, divided by (iii) the number of shares of common stock outstanding as of the Valuation Date, which was 92,762,662. Shares of common stock outstanding for these purposes is the sum of shares of common stock outstanding, including vested and unvested restricted shares, and partnership units of the Company's operating partnership designated as "OP units," excluding performance-based restricted partnership units of the Company’s operating partnership designated as "Class B Units" (“Class B Units”).

Income Capitalization Approach

Duff & Phelps estimated a range of “as is” market value for substantially all of the Real Estate Assets as of December 31, 2019 using the income capitalization approach, which simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. The net income developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This net income was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “Discounted Cash Flow Method”). Thus, two key steps were involved: (1) estimating the net income applicable to each Real Estate Asset, and (2) choosing appropriate capitalization rates and discount rates, as applicable.

Other Approaches

Duff & Phelps utilized the sales comparison approach to estimate the market value of the two excess land parcels associated with Real Estate Assets based on what other purchasers and sellers in the applicable market had agreed to as a price for comparable land parcels. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.

Summary of Approaches

Duff & Phelps utilized the Direct Capitalization Method for 45 Real Estate Assets, the Discounted Cash Flow Method for 123 Real Estate Assets, the acquisition price for nine Real Estate Assets, the disposition price for 14 Real Estate Assets, the Sales Comparison Approach for two Real Estate Assets. Additional details are shown below:

				Income Capitalization
	Acquisition	Disposition	Sales Comparison	Direct Capitalization Method	Discounted Cash Flow Method	Total
Medical Office Properties	8	—	—	—	105	113
Net Lease Properties	—	—	—	5	9	14
Seniors Housing Properties	1	14	2	39	9	65
Jupiter Property — Recently Developed	—	—	—	1	—	1
Total	9	14	2	45	123	193

Estimated Per-Share NAV

The following table, prepared by the Advisor, summarizes the individual components of the Estimated Per-Share NAV approved by the independent directors of the Board as of the dates presented.

	December 31, 2019	December 31, 2018
Real Estate Assets	$27.91 (1)	$28.12
Other Assets (2)	1.49	1.33
Fair Value of Debt (3)	(12.57)	(11.65)
Other Liabilities (4)	(0.65)	(0.30)
Series A Preferred Stock (5)	(0.43)	—
Estimated Per-Share NAV	$15.75	$17.50

(1)	The estimated value of the Real Estate Assets includes an adjustment of $0.45 per share above the midpoint of the range provided in the Duff & Phelps Report. The estimated value of the Real Estate Assets reflects an overall decrease of 3.5% below the sum of (a) the original cost of the investment (representing purchase price or development costs) in those assets of $2.7 billion, and (b) subsequent capital expenditures for those assets of $53.0 million. The key assumptions that were used by Duff & Phelps in its models to estimate the value of each Real Estate Asset are set forth below.

The following summarizes the range of capitalization rates used to arrive at the estimated market values of the Real Estate Assets valued utilizing the Direct Capitalization Method as of December 31, 2019:

	Range	Weighted Average
Capitalization Rate	5.25% — 8.25%	6.47%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Real Estate Assets valued utilizing the Discounted Cash Flow Method as of December 31, 2019:

	Range	Weighted Average
Terminal Capitalization Rate	5.00% — 9.50%	7.27%
Discount Rate	5.50% — 12.50%	8.30%

(2)	Includes the following line items from the Company’s audited financial statements: (i) cash and cash equivalents; (ii) restricted cash; and (iii) prepaid expenses and other assets, adjusted for certain items. The Advisor believes that the carrying value of the assets estimates fair value.
(3)	As disclosed in Note 6 - Fair Value of Financial Instruments to the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K, the value of the Company’s mortgage notes payable was estimated using a discounted cash flow analysis. The inputs into the discounted cash flow analysis were based on the Advisor’s experience with similar types of borrowing arrangements. Advances under the Company's credit facilities are considered to be reported at fair value, because the interest rates on the credit facilities varies with changes in LIBOR.
(4)	Includes the following line items from the Company’s audited financial statements: (i) accounts payable and accrued expenses (including due to related parties); (ii) deferred rent; and (iii) distributions payable. The Advisor believes that the carrying value estimates fair value.
(5)	Series A Preferred Stock was initially issued in December 2019. Amount represents the liquidation value of the 1,610,000 shares of Series A Preferred Stock outstanding as of December 31, 2019 with a liquidation preference of $25.00 per share.

Limitations of the Asset Appraisals

The Company believes that the methodologies used to establish the Estimated Per-Share NAV are the methodologies most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company also believes that the assumptions described herein to estimate the value of the Real Estate Assets are within the ranges used by market participants buying and selling similar properties, assuming a willing buyer and a willing seller, neither being under any compulsion to buy or to sell. The estimated values of the Real Estate Assets may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the Real Estate Assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares of common stock are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt obligations and other costs that may be incurred, including any costs associated with the sale of assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and used by the Advisor to make recommendations to the Board, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different Estimated Per-Share NAV, which could be significantly different from this Estimated Per-Share NAV.

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that shares of common stock could trade at a premium or a discount to the Estimated Per-Share NAV if they were listed on a national securities exchange.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not represent the: (i) the price at which shares of common stock would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares of common stock or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the Estimated Per-Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares of common stock at Estimated Per-Share NAV;

•	a stockholder would ultimately realize distributions per share of common stock equal to Estimated Per-Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	shares of common stock would trade at a price equal to or greater than Estimated Per-Share NAV if they were listed on a national securities exchange or that a third party would purchase the Company at a value per share of common stock equal to Estimated Per-Share NAV; or

•	the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of shares of common stock will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets and the distribution of proceeds from the sale of real estate to stockholders.

Conclusion

The Estimated Per-Share NAV as of December 31, 2019 of $15.75, a value within the range determined by Duff & Phelps, was unanimously adopted by the independent directors of the Board, who comprise a majority of the Board, with Mr. Weil abstaining, on March 31, 2020. The independent directors of the Board based their determination on the Advisor’s recommendation, which was based on the Advisor’s review of the Duff & Phelps Report and on the Advisor’s own analysis, estimates and calculations and the fundamentals of the Real Estate Assets. The Board is ultimately and solely responsible for the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. As such, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of common stock pursuant to the Company’s distribution reinvestment plan (the “DRIP”) or amended and restated share repurchase plan, as amended (the “SRP”), respectively.

In connection with the independent directors of the Board’s determination of Estimated Per-Share NAV, the Advisor concluded that, in a hypothetical liquidation at such Estimated Per-Share NAV, it would not be entitled to any incentive fees or Class B Units. The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Share Repurchase Program and Distribution Reinvestment Plan

As set forth in the SRP, the price per share for shares of common stock repurchased by the Company pursuant to the SRP will be equal to 100% of the published Estimated Per-Share NAV in effect on the last day of the Fiscal Semi-Annual Period in which such repurchase request was received, for investors that have held the shares for at least one year, subject to certain conditions and limitations. Pursuant to the SRP, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of common stock or received their shares from the Company (directly or indirectly) through one or more non-cash transactions would be considered for repurchase.

Pursuant to the Company’s DRIP, the price per share for shares of common stock purchased under the DRIP is the most-recent Estimated Per-Share NAV as determined by the Board from time to time. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, on the Company, the Company’s tenants and the global economy and financial markets, as well as those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed March 24, 2020 and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: April 3, 2020	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary